Exhibit 23.4

CONSENT OF EXPERT

In connection with the Registration Statement on Form F-10 and Form S-4 and any amendment thereto (the “Form F-10/S-4”) of Barrick Gold Corporation and Barrick North America Finance LLC, respectively, I, Robert Krcmarov, hereby consent to the use of my name in connection with the references to the scientific and technical information relating to Barrick Gold Corporation’s mineral properties contained in or incorporated by reference on the Form F-10/S-4.

Date: August 6, 2013	By:	/s/ Robert Krcmarov
Robert Krcmarov